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                                                                      Exhibit 99



Cautionary Statements Pursuant to the Securities
Litigation Reform Act of 1995

The Company wishes to inform its investors of the following important factors that in some cases have affected, and in the future could affect, the Company's results of operations and that could cause such future results of operations to differ materially from those expressed in any forward looking statements made by or on behalf of the Company. Disclosure of these factors is intended to permit the Company to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Many of these factors have been discussed in prior SEC filings by the Company. Though the Company has attempted to list comprehensively these important cautionary factors, the Company wishes to caution investors that other factors may in the future prove to be important in affecting the Company's results of operations.

Demand Variability - Demand for new equipment manufactured by the Company tends to be cyclical, responding historically to varying levels of construction and industrial activity, principally in the United States and, to a lesser extent, in other industrialized nations. Other factors affecting demand include the availability and cost of financing for equipment purchases, the market availability of used equipment and alternatives to purchases such as equipment leases directly from the Company. Company management regularly monitors these and other factors that affect demand for the Company's equipment. However, predicting levels of demand beyond a short term is necessarily imprecise and demand may at times change dramatically.

Consolidating Customers Base; Rental Companies - The principal customers for the Company's new equipment are independent equipment rental companies that rent the Company's products and provide service support to equipment users. In recent years, growth in sales to equipment rental companies has outpaced growth in direct sales to end-users, resulting in equipment rental companies comprising a larger share of total sales. At the same time, there has been substantial consolidation in ownership among rental companies, resulting in a more limited number of major customers comprising a substantial portion of total sales. A change in purchasing decisions or ordering patterns by any of these major customers could materially affect overall demand for the Company's products and the Company's financial performance. More generally, during recessionary conditions, demand for equipment by equipment rental companies typically declines more sharply than demand for equipment purchased by end-users. The Company believes it is a preferred supplier to certain equipment rental companies whose continued business depends upon a package of products and services including financing, e-commerce ordering, just-in-time delivery, enhanced warranties, used equipment trade-ins and other customer services and after market support.

Competition; Continued Innovation - The Company faces substantial competition in the market for its products. Product line expansion by existing competitors and potential entry by new competitors also may affect the Company's market position. Throughout its history, the Company has devoted substantial resources to product development and has generally succeeded in being a market leader in introducing new products or incorporating new features and functions into existing products. Successful product innovation by competitors that reach the market prior to comparable innovation by the Company or that are amenable to patent protection may adversely affect the Company's financial performance.

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Product Liability - Use of the Company's products involves risks of personal injury and property damage and liability exposure for the Company. The Company insures against this liability through a combination of a self-insurance retention and catastrophic insurance coverage in excess of the retention. The Company monitors all incidents of which it becomes aware involving the use of its products that result in personal injury or property damage and establishes accrued liability reserves on its financial statements based on liability estimates with respect to claims arising from such incidents. Future or unreported incidents involving personal injury or property damage or unanticipated variances between actual liabilities for known incidents and Company estimates may adversely affect the Company's financial performance.

Manufacturing Capacity; Production Levels - Given the variability of demand, the Company must periodically expand and contract its manufacturing facilities. Capital investment to acquire additional manufacturing facilities involves significant risks. Excess manufacturing capacity adversely affects profitability because higher fixed costs are spread over a lower sales volume. Insufficient capacity adversely affects profitability as long lead-times required to fill customer orders may impair the Company's ability to compete for new business and subcontracting costs incurred to increase capacity affect profitability. To ensure product availability, the Company sometimes manages inventory levels and its supply chain by maintaining relatively constant production levels. This practice could increase inventories and associated carrying costs which could adversely affect the Company's financial performance.

Availability of Product Components - The Company obtains raw materials and certain manufactured components from third-party suppliers. To reduce material costs and inventories, the Company relies on supplier partnership arrangements with preferred vendors as a sole source for "just-in-time" delivery of many raw materials and manufactured components. Because the Company maintains limited raw material inventories, even brief unanticipated delays in delivery by suppliers, including those due to capacity constraints, labor disputes, impaired financial condition of suppliers, weather emergencies or other natural disasters, may adversely affect the Company's ability to satisfy its customers on a timely basis and thereby affect the Company's financial performance.

Foreign Sales; Currency Risks - A substantial component of the Company's business has been export sales to Europe, Australia, Latin America, Africa and Asia. Maintenance and continued growth of this segment of the Company's business may be affected by changes in trade, monetary and fiscal policies, laws and regulations of the United States and other trading nations and by foreign currency exchange rate fluctuations and the ability or inability of the Company to hedge against exchange rate risks.

Mergers and Acquisitions - The Company intends to pursue strategic acquisitions as a means of increasing sales and earnings and promoting shareholder value. Acquisitions generally may involve a number of risks that may affect the Company's financial performance including increased leverage, diversion of management resources, possible shareholder dilution, assumption of liabilities of acquired businesses and corporate culture conflicts. In addition, specific acquisitions may involve other risks unique to the acquired business. Finally, there is no assurance that the Company will be able to conclude satisfactory agreements to acquire any businesses as a means to increase sales and earnings.

Unanticipated Litigation - The Company occasionally has faced unanticipated intellectual property and shareholder litigation which has involved significant unbudgeted expenditures. The costs and other effects of any future, unanticipated legal or administrative proceedings may be significant.


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Dependence Upon Key Personnel; Management Recruitment - The Company believes that it has developed a strong management team, which intends to continue the Company's growth and profitability. However, the loss or unavailability of certain key management personnel and the inability to attract, assimilate or retain additional highly qualified employees in the future could adversely affect the Company's business and prospects.